ANN TAYLOR CORPORATION TARGETS TO DELIVER 18%-20% COMPOUNDED EPS GROWTH
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    THROUGH COMPANY'S EFFORTS TO ACHIEVE CONSISTENCY IN SALES AND OPERATING
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                                 MARGIN GAINS
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         -- COMPANY REAFFIRMS PREVIOUSLY PROVIDED GUIDANCE FOR 2002 --

                                                          FOR IMMEDIATE RELEASE
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NEW YORK, NEW YORK, APRIL 18, 2002 - Ann Taylor Stores  Corporation  (NYSE: ANN)

is  targeting  to achieve  earnings  per share growth in the range of 18% to 20%

over 2003- 2005, the Company's Chairman and Chief Executive Officer,  J. Patrick

Spainhour,  today told analysts at a webcast  investor  conference held today at the New York Stock Exchange.



Mr. Spainhour said that these earnings objectives can be met if the Company more consistently  delivers on the expectations of the Ann Taylor client.  The target is to  drive  annual  top  line  sales  growth  in the  range  of 12%,  based on comparable  store  growth in the 3% range at both the Ann  Taylor and Ann Taylor

Loft. The Company is also targeting to reach double-digit operating margins.



"The Ann  Taylor  brand  appeals to broad and highly  appealing  demographics  -

possibly  among  the best in the  industry.  By  taking  steps to  deliver  more consistently on our clients'  expectation of updated classic styling, we believe we can meet our targeted  growth rates.  With the right  strategy and right team now in  place,  we are  well-positioned  to  produce  over  time the  value  our shareholders know Ann Taylor is capable of achieving," Spainhour said.



At the meeting,  Barry Erdos,  Ann Taylor's Chief Operating  Officer,  also said that the Company was comfortable  with its previous  earnings per share guidance for 2002 of $2.01- $2.12 on a diluted  basis.  Quarterly  estimates for the year are  projected to be $0.60- $0.62,  $0.34- $0.36,  $0.63- $0.66 and $0.44- $0.48

for the first through fourth quarters, respectively.



"We have worked hard to set our house in order and the  financial  benefits  are starting to show," said Mr. Erdos.  "While we are taking a conservative  view on comps - for the spring 2002 season we expect comparable store sales flat to last year and for  fall  2002 we are  projecting  comparable  store  sales in the low single  digit  positive  range - we expect  gross margin for the year to improve approximately  100  basis  points  over  the  50.2%  achieved  in  fiscal  2001.

Achievement of this rate would represent the highest merchandise gross margin in the Company's history."



Ann Taylor held a webcast of its Annual  Analyst  Meeting from the  boardroom of the New York Stock Exchange.  Kim Roy, President of the Ann Taylor Division, Kay


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Krill,  President of the Ann Taylor Loft Division,  and Catherine Sadler,  Chief

Marketing  Officer  participated  with  Messrs.   Spainhour  and  Erdos  in  the

presentation and a question and answer session.



The meeting was broadcast live over the Internet. For the webcast, log on to the

Ann Taylor  Investor  Relations  web site at  http://investor.anntaylor.com  and
                                              -----------------------------
click on the event  link.  The  webcast  will be  available  for replay  through

Thursday, April 30, 2002.



Ann  Taylor  is  one of  the  country's  leading  women's  specialty  retailers,

operating 544 stores in 42 states, the District of Columbia and Puerto Rico, and also an Online Store at www.anntaylor.com.
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FORWARD-LOOKING STATEMENTS
Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words "expect", "anticipate", "plan", "intend", "project", "believe" and similar expressions. These forward-looking statements reflect the Company's current expectations concerning future events and actual results may differ materially from current expectations or historical results. Any such forward-looking statements are subject to various risks and uncertainties, including failure by the Company to predict accurately customer fashion preferences; decline in the demand for merchandise offered by the Company; competitive influences; changes in levels of store traffic or consumer spending habits; effectiveness of the Company's brand awareness and marketing programs; lack of sufficient customer acceptance of the Ann Taylor Loft concept in the upper-moderate-priced women's apparel market; general economic conditions or a downturn in the retail industry; the inability of the Company to locate new store sites or negotiate favorable lease terms for additional stores or for the expansion of existing stores; lack of sufficient consumer interest in the Company's Online Store; a significant change in the regulatory environment applicable to the Company's business; an increase in the rate of import duties or export quotas with respect to the Company's merchandise; financial or political instability in any of the countries in which the Company's goods are manufactured; acts of war or terrorism in the United States or worldwide; and other factors set fourth in the Company's filings with the SEC. The Company does not assume any obligation to update or revise any forward-looking statements at any time for any reason.

                                     # # #
          Contact:

          Barry Erdos
          Chief Operating Officer
          (212) 541-3318


          Doreen D. Riely
          Director, Investor Relations
          (212) 541-3484